SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 _________________________________________________
Date of Report (Date of earliest event reported): November 22, 2000
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer I.D. No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant's telephone number, including area code: (309) 675-1000)

Item 5. Other Events

SAFE HARBOR STATEMENT UNDER THE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained in the November 22, 2000 alliance announcement are forward looking and involve uncertainties that could significantly impact results. The words "believes," "expects," "estimates," "anticipates," "will be" and similar words or expressions identify forward-looking statements made on behalf of Caterpillar. Uncertainties include factors that affect international businesses, as well as matters specific to the Company and the markets it serves.

World Economic Factors

Our current outlook calls for good economic growth to continue in North America, Asia Pacific, Europe, Africa & Middle East and Latin America. If, for any reason, these projected growth rates falter, sales would likely be lower than anticipated in the affected region. In general, renewed currency speculation, significant declines in the stock markets, further oil or energy price increases, political disruptions or much higher interest rates could result in weaker than anticipated economic growth and worldwide sales of both machines and engines could be lower than expected as a result. Economic recovery could also be delayed or weakened by growing budget or current account deficits or inappropriate government policies.

In particular, our outlook assumes that the Japanese government remains committed to stimulating their economic economy with appropriate monetary and fiscal policies and that the Brazilian government follows through with promised fiscal and structural reforms. A reversal by either government could result in economic uncertainty and a weaker economy. Our outlook also assumes that currency and stock markets remain relatively stable, and that world oil prices move down, on average, from relatively elevated levels in the fourth quarter of 2000. If currency markets experienced a significant increase in volatility, and/or stock markets were to decline significantly, uncertainty would increase and interest rates could move higher, both of which would probably result in slower economic growth and lower sales.

The Russian economy has improved, but political and economic uncertainty remains high and an unexpected deterioration could impact worldwide stock or currency markets, which in turn could weaken Company sales.

Commodity Prices

The outlook for our sales also depends on commodity prices. Consistent with our outlook for continued good economic growth worldwide in 2001, industrial metals prices are expected to be higher in 2001, on average, from levels achieved in 2000. Conversely, oil prices are expected to decline from an average of about $30 to $32 a barrel in 2000 to an average of $25 to $30 a barrel in 2001. Agricultural prices are likely to be weak. Based on this forecast, equipment sales into sectors that are sensitive to industrial metals prices and crude oil are expected to be up in 2001. Industry sales of agricultural equipment are expected to be down in 2001.

Weaker than anticipated world economic growth could lead to sharp declines in commodity prices and lower than expected sales.

Monetary and Fiscal Policies

For most companies operating in a global economy, monetary and fiscal policies implemented in the U.S. and abroad could have a significant impact on economic growth, and, accordingly, demand for a product. For example, if the Federal Reserve raises interest rates significantly, the U.S. economy could slow abruptly leading to an unanticipated decline in sales. The United States, in particular, is vulnerable to higher interest rates as it completes the tenth year of expansion - which is the longest in U.S. history. Our outlook assumes the Federal Reserve will keep the federal funds rate unchanged at 6.5% from the fourth quarter of 2000 through the fourth quarter of 2001. If the Federal Reserve raises rates, then machine and engine industry demand could be lower than expected, potentially resulting in lower company sales. Similarly, if the European Central Bank raises rates more than expected in the next year, machine and engine demand could be lower than expected.

In general, high interest rates, reductions in government spending, higher taxes, significant currency devaluations, and uncertainty over key policies are some factors likely to lead to slower economic growth and lower industry demand. The current outlook is for slightly slower U.S. growth in 2001, but not a recession. If, for whatever reason, the U.S. were to enter a recession, then demand for Company products could fall in the U.S. and Canada and would also be lower throughout the rest of the world.

Political Factors

Political factors in the U.S. and abroad have a major impact on global companies. The Company is one of the largest U.S. exporters as a percentage of sales. International trade and fiscal policies implemented in the U.S. this year could impact the Company’s ability to expand its business abroad. U.S. foreign relations with certain countries and any related restrictions imposed could also have a significant impact on foreign sales. There are also a number of presidential elections scheduled to take place in the fourth quarter of 2000 and in 2001 that could affect economic policy, particularly in Latin America.

Currency Fluctuations

Currency fluctuations are also an unknown for global companies. The Company has facilities in major sales areas throughout the world and significant costs and revenues in most major currencies. This diversification greatly reduces the overall impact of currency movements on results. However, if the U.S. dollar strengthens against foreign currencies, the conversion of net non-U.S. dollar proceeds to U.S. dollars would somewhat adversely impact the Company’s results. Further, since the Company’s largest manufacturing presence is in the U.S., a sustained overvalued dollar could have an unfavorable impact on our global competitiveness.

Dealer Practices

A majority of the Company’s sales are made through its independent dealer distribution network. Dealer practices, such as changes in inventory levels for both new and rental equipment, are not within the Company’s control (primarily because these practices depend upon the dealer’s assessment of anticipated sales and the appropriate level of inventory) and may have a significant positive or negative impact on our results. In particular, the outlook assumes that inventory to sales ratios will be somewhat lower at the end of 2001 than at the end of 2000. If dealers reduce inventory levels more than anticipated, company sales will be adversely impacted.

Other Factors

The rate of infrastructure spending, housing starts, commercial construction and mining play a significant role in the Company’s results. Our products are an integral component of these activities and as these activities increase or decrease in the U.S. or abroad, demand for our products may be significantly impacted. In 1999, the six-year Federal highway bill did not boost U.S. sales as much as anticipated due to delays in getting major capital projects for highways underway. In 2000, there was a material increase in the volume of highway construction contracts, which had a positive impact on sales of certain types of equipment. If funding for highway construction in 2001 is delayed, or is concentrated on bridge repair, sales could be negatively impacted.

Projected cost savings or synergies from alliances with new partners could also be negatively impacted by a variety of factors. These factors could include, inter alia, higher than expected financing costs due to unforeseen changes in central bank interest rate policies. Cost savings could also be negatively impacted by unforeseen changes in tax, trade, environmental, labor, safety, payroll or pension policies in any of the jurisdictions where the allied companies conduct their operations.

Results may be impacted positively or negatively by changes in the sales mix. Our outlook assumes a certain geographic mix of sales as well as a product mix of sales.

The Company operates in a highly competitive environment and our outlook depends on a forecast of the Company’s share of industry sales. A reduction in that share could result from pricing or product strategies pursued by competitors, unanticipated product or manufacturing difficulties, a failure to price the product competitively, or an unexpected buildup in competitors’ new machine or dealer owned rental fleets.

The environment also remains very competitive from a pricing standpoint. Additional price discounting would result in lower than anticipated price realization.

This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may impact our outlook. Obvious factors such as general economic conditions throughout the world do not warrant further discussion but are noted to further emphasize the myriad of contingencies that may cause the Company’s actual results to differ from those currently anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CATERPILLAR INC.

By: /s/ R. Rennie Atterbury

R. Rennie Atterbury III
Vice President
Date: November 22, 2000